As filed with the Securities and Exchange Commission on June 21, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RXi PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	45-3215903
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1500 West Park Drive, Suite 210

Westborough, Massachusetts 01581

(508) 767-3861

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

RXi Pharmaceuticals Corporation 2012 Long Term Incentive Plan

(Full title of the plan)

Geert Cauwenbergh, Dr. Med. Sc.

President

RXi Pharmaceuticals Corporation

1500 West Park Drive, Suite 210

Westborough, Massachusetts 01581

(508) 767-3861

(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Ryan A. Murr, Esq.

Ropes & Gray LLP

Three Embarcadero Center

San Francisco, California 94111-4006

Phone: (415) 315-6395

Fax: (415) 315-6026

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	60,000,000 (1)	$0.198 (2)	$11,880,000	$1,620.44

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.
(2)	Computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock as reported by The OTC Markets Group on June 19, 2013 to be $0.20 and $0.196, respectively.

EXPLANATORY NOTE

This Registration Statement has been filed to register 60,000,000 additional shares of common stock to be offered pursuant to the RXi Pharmaceuticals Corporation 2012 Long Term Incentive Plan. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the entire contents of its Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (File No. 333-183633).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, Commonwealth of Massachusetts, on this 21st day of June, 2013.

RXi PHARMACEUTICALS CORPORATION

By:	/s/ Geert Cauwenbergh
Geert Cauwenbergh, Dr. Med. Sc.
President, Chief Executive Officer and
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Geert Cauwenbergh and Caitlin Kontulis, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by RXi Pharmaceuticals Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Offices	Date

/s/ Geert Cauwenbergh	President, Chief Executive Officer and Chief Financial	June 21, 2013
Geert Cauwenbergh, Dr. Med. Sc.	Officer (Principal Executive Officer and Principal Financial Officer) and Director

/s/ Caitlin Kontulis	Controller and Secretary (Principal Accounting Officer)	June 21, 2013
Caitlin Kontulis

/s/ Keith L. Brownlie	Director	June 21, 2013
Keith L. Brownlie

/s/ Robert J. Bitterman	Director	June 21, 2013
Robert J. Bitterman

/s/ H. Paul Dorman	Director	June 21, 2013
H. Paul Dorman

/s/ Curtis A. Lockshin	Director	June 21, 2013
Curtis A. Lockshin

EXHIBIT INDEX

3.1	Amended and Restated Certificate of Incorporation of RXi Pharmaceuticals Corporation (previously filed with Amendment No. 3 the Registration Statement on Form S-1 (File No. 333-177498) and incorporated herein by reference).

3.2	Second Amended and Restated Bylaws of RXi Pharmaceuticals Corporation (previously filed with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 (File No. 333-177498) and incorporated herein by reference).

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of BDO USA, LLP, An Independent Registered Public Accounting Firm.

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page).

99.1	RXi Pharmaceuticals Corporation 2012 Long Term Incentive Plan (previously filed with Amendment No. 3 the Registration Statement on Form S-1 (File No. 333-177498) and incorporated herein by reference).

99.2	Form of Incentive Stock Option Award (previously filed with Amendment No. 3 the Registration Statement on Form S-1 (File No. 333-177498) and incorporated herein by reference).

99.3	Form of Non-qualified Stock Option Award (previously filed with Amendment No. 2 the Registration Statement on Form S-1 (File No. 333-177498) and incorporated herein by reference).

99.4	Form of Restricted Stock Unit Award (previously filed with Amendment No. 2 the Registration Statement on Form S-1 (File No. 333-177498) and incorporated herein by reference).